UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 4, 2008

GIGABEAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50985	20-0607757
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4021 Stirrup Creek Drive, Suite 400, Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

(919) 206-4426

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On June 5, 2008, we issued an aggregate of 1,095,105 shares of our restricted common stock to the holders of our 10% Series A Redeemable Preferred Stock.  Pursuant to the terms of the Certificate of Designation of our Series A Redeemable Preferred Stock, we are required to pay dividends semi-annually.  Dividends are payable in cash or stock, at our option.

With respect to the issuance of our common stock described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the shares. The shares were sold to accredited investors. The shares were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

This report may contain forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01

EXHIBITS.

EXHIBIT
NUMBER

DESCRIPTION

3.1

Certificate of Designation of Rights, Preferences and Privileges of Series A Redeemable Preferred Stock, dated May 6, 2005 (included as Exhibit 3.1 to the Form 8-K filed May 12, 2005, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date	June 5, 2008

/s/ S. Jay Lawrence
(Signature)

Name: S. Jay Lawrence
Title: Chief Executive Officer

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